CIBC

October 5, 2000

Mada Multimedia Inc.

9 Rue Magog

Blainville, Quebec

J7B 1S1

Dear Mr. Drolet:

We, Canadian Imperial Bank of Commerce ("CIBC"), are pleased to establish the following Credits for you, our customer.

Credit A: Credit on Demand payable in monthly installments

Loan Amount: $100,000

Type: Preferred interest/monthly

Interest Rate: Prime rate + 1.75%, per annum

Maturity and Repayment: 60 regular monthly payments of $1,666.66 commencing on Decmeber 23, 2000 and terminating on October 23, 2005.

Security

Security: The following security is required:

Hypothecation: $100,000 of assets owned by the Borrower in the form of all:

(x) stocks

(x) intellectual property

Personal Guarantee: Personal Guarantee from Mario Drolet up to a maximum of $25,000.

Life Insurance: Life insurance policy covering Mario Drolet for the benefit of CIBC in the amount of the Loan

Other: Governmental guarantee from Guarantee Quebec up to $80,000.

Reporting Requirements

Reporting

Requirements: (1) Within 90 days of each fiscal year-end, financial statements for that fiscal year on a review basis.

Other Provisions

Standard Credit Terms: The attached Schedule - Standard Credit Terms forms part of this

Agreement.

General: You agree that (a) you have read this Agreement (including the Schedule

Standard Credit Terms), (b) CIBC has explained it to you, and (c) you

Understand it.

Please indicate your acceptance of these terms by returning a signed copy of this Agreement. If we do not receive a signed copy by, then this offer will expire.

Yours Truly,

Canadian imperial Bank of Commerce

By:__/s/ Francis Corbeil__

phone no.: 450-438-3353

fax no.: 450-431-3268

Acknowledgment: The undersigned certifies that all information provided to CIBC is true, and

Acknowledges receipt of a copy of this Agreement (including any Schedules

Referred to above).

Accepted this 5th day of October 2000.

By: _/s/ Mario Drolet

Name: Mario Drolet

Title: President

The guarantor(s) hereby acknowledge having received a copy of this Agreement.

Schedule - Standard Credit Terms

Article 1 - General

Interest Rate. You will pay interest on each Credit at nominal asking you to get further accounting assistance, put more cash into

Rates per year equal to: the business, provide more security, or produce a satisfactory

Business plan. It is important to us that your business succeeds.

(a) for amounts above the Credit Limit of a Credit or a part of a We may, however, at our discretion, demand immediate repayment

Credit or for amounts that are not paid when due, the Default of any outstanding amounts under any demand Credit. We may

Interest Rate, and also, any time and for any cause, cancel the unused portion of

Any demand Credit. Under normal circumstances, however, we will

(b) for any other amounts, the rate specified in this Agreement. Give you 30 days' notice of any of these actions.

1.2 Variable Interest. Each variable interest rate provided for 1.7 Payments. If any payment is due on a day other than a under this Agreement will change automatically, without notice, Business Day, then the payment is due on the next business day.

whenever the Prime Rate or the U.S. Base Rate, as the case may be,

changes. 1.8 Applying money received. If you have not made payments as

Required by this Agreement, or if you have failed to satisfy any term

1.3 Payment of Interest. Interest is calculated on the daily balance of this Agreement (or any other agreement you have that relates to of the Credit at the end of each day. Interest is due once a month, this Agreement), or at any time before default but after we have unless the Agreement states otherwise. Unless you have made given you appropriate notice, we may decide how to apply any other arrangements with us, we will automatically debit your money that we receive. This means that we may choose which account is in overdraft and you do not deposit to the account an Credit to apply the money against, or what mix of principal, interest,

amount equal to the monthly interest payment, the effect is that we fees and overdue amounts within any Credit will be paid.

will be charging interest on overdue interest (which is known as compounding). Unpaid interest continues to compound whether or 1.9 Information requirements. We may from time to time not we have demanded payment from you or started a legal action reasonably require you to provide further information about your or get judgement against you. business. We may require information from you to be in a form acceptable to us.

1.4 Default Interest. To determine whether Default Interest is to be charged, the following rules apply: 1.10 Insurance. You will keep all your business assets and property insured (to the full insurable value) against loss or damage by fire

(a) Default Interest will be charged on the amount that exceeds all other risks usual for property such as yours (plus for any the credit Limit of any particular Credit. other risks we may reasonably require). If we request, these policies will include a loss payee clause (and if you are giving us security,

(b) If there are several parts of a Credit, Default Interest will be the appropriate clause). As further security, you will grant the charged if the Credit Limit of a particular part is exceeded. For appropriate security on all insurance proceeds to us. If we ask, you example, if Credit A's limit is $250,000, and the limit of one part is will give us either the policies themselves of adequate evidence of

$100,000 and the limit of that part is exceeded by $25,000, Default their existence. If your insurance coverage for any reason stops, we

Interest will be charged on tat $25,000 excess, even if the total may (but so not have to) insure the property. We will automatically amount outstanding under Credit A is less than $250,000. debit your Operating Account for these amounts. Finally, you will notify us immediately of any loss or damage to the property. You

1.5 Fees. You will pay CIBC's fees for each Credit as outlined in will notify your insurers of any security CIBC may have on any of the Letter. You will also reimburse us for all reasonable fees your assets.

(including legal fees) and out-of-pocket expenses incurred in registering any security, and in enforcing our rights under this 1.11 Environmental. You will carry on your business, and maintain

Agreements or any security. We will automatically debit your your assets and property, in accordance with all applicable

Operating Account for fee amounts owing. environmental laws and regulations. If (a) there is any release,

deposit, discharge or disposal of pollutants of any sort (collectively,

1.6 Our rights to demand Credits. At CIBC, we believe that the a "Discharge") in connection with either your business or your banker-customer relationship is based on mutual trust and respect. property, and we pay any fines of or for any clean-up, or (b) we suffer

It is important for us to know all the relevant information (whether any loss or damage that as a result of any Discharge, you will reimburse

(good or bad) about your business. CIBC is itself a business. CIBC, its directors, officers, employees and agents for any and all managing risks and monitoring our customers' ability to repay is losses, damages, fines, costs and other amounts (including amounts critical to us. We can only continue to lend when we feel that we spent preparing any necessary environmental assessment or other are likely to be repaid. AS a result, if you do something that reports of defending any lawsuits) that result. If we ask, you will jeopardizes that relationship, or if we no longer feel that you are defend any lawsuits, investigations or prosecutions brought against likely to repay all amounts borrowed, we may have to act. We may CIBC or any of its directors, officers, employees and agents in decide to act, for example, because of something you have done, connection with any Discharge. Your obligation to us under this information we receive about your business, or changes to the section continues even after all Credits have been repaid and this economy that affect your business. Some of the actions that we Agreement has terminated.

may decide to take include requiring you to give us more financial information, negotiating a change in the interest rate or fees, or 1.12 Consent to release information. We may from time to time give any credit or other information about you to, or receive such information from, (a) any financial institution, credit reporting is fixed for the term of the loan, but the interest rate varies agency, rating agency or credit bureau, (b) any person, firm or with changes in the Prime or U.S. Base Rate (as the case may corporation with whom you may have or propose to have financial be). If the Prime or U.S. Base Rate during any month is lower dealings you have or propose to have with us. You agree that than what the rate was at the outset, you may end up paying we may use that information to establish and maintain your off the loan before the scheduled end date. If, however, the relationship with us and to offer any services as permitted by law, Prime or U.S. Base Rate is higher than what it was at the including services and products offered by our subsidiaries when it outset, the amount of principal that is paid off is reduced. As is considered that this may be suitable to you. a result, you may end up still owing principal at the end of the term because of these changes in the Prim e or U.S. Base Rate.

1.13 Our pricing policy. Fees, interest rates and other charges for your banking arrangements are dependant upon each other. If you (ii) Payments of principal plus Interest. If you have a decide to cancel any of these arrangements, you will have to pay us Floating Rate Loan that has regular principal payments, plus any increased or added fees, interest rates and charges we interest, the principal payment amount of your Loan is due on determine and notify you of. These increased or added amounts are each payment date on the same date, but is debited from effective from the date of the changes that you make. your Operating Account one or two banking days later.

Although the principal payment amount is fixed, your interest

1.14 Proof of Debt. This Agreement provides the proof, between payment will usually be different each month, for at least one

CIBC and you, of the credit made available to you. There may be and possibly more reasons, namely: the reducing principal times when the type of Credit you have requires you to sign balance of your loan, the number of days in the month, and additional documents. Throughout the time that we provide you changes to the Prime Rate or U.S. Base Rate (as the case may

Credit under this Agreement, our loan accounting records will be).

provide complete proof of all terms and conditions of your credit

(such as principal loan balances, interest calculations, and payment (c) Prepayment. Unlike otherwise agreed, the following terms dates). apply to prepayment of any Installment Loan:

1.15 Renewals of this Agreement. This Agreement will remain in (i) Floating Rate Installment Loans. You may prepay effect for your Credits for as long as they remain unchanged. We all or part of a Floating Rate Installment Loan (whether have shown a Next Scheduled Review Date in the Letter. If there it is a Demand or a Committed Loan) at any time without are no changes to the Credits this Agreement will continue to apply, notice or penalty.

and you will not need to sign anything further. If there are any changes, we will provide you with either an amending agreement, or (ii) Fixed Rate Installment Loans. You may prepay all a new replacement Letter, for you to sign. or part of a Fixed Rate Installment Loan, on the following condition. You must pay us, on the prepayment date, a

1.16 Confidentiality. The terms of this Agreement are confidential prepayment fee equal to the Interest rate differential for the between you and CIBC. You therefore agree not to disclose the remainder of the term of the Loan, in accordance with the contents of this Agreement to anyone except your professional standard formula used by CIBC in these situations.

advisors.

(d) Demand of Fixed Rate Demand Installment Loans. If

1.17 Pre-Conditions. You may use the Credits granted to you under you have a Fixed rate Demand Installment Loan and we this Agreement only if: make demand for payment, you will owe us (i) all outstanding principal, (ii) interest, and (iii) any other amount we have received properly signed copies of all documentation due under this Agreement, and (iv) a prepayment fee. The that we may require in connection with the operation of your prepayment fee is equal to the interest rate differential for accounts and your ability to borrow and give security; the remainder of the term of the loan, in accordance with the all the required security has been received and registered to standard formula used by CIBC in these situations.

  our satisfaction:

  any special provisions or conditions set forth in the Letter have Article 2 - Definitions been complied with; and

  if applicable, you have given us the required number of days 2.1 Definitions. In this Agreement, the following terms notice for a drawing under a Credit. have the following meanings:

1.18 Notices. We may give you any notice in person or by "Business Day" means any day (other than a Saturday or telephone, or by letter that is sent either by fax or by mail. Sunday) that the CIBC Branch/Center is open for business.

1.19 Installment Loans. The following terms apply to each "CIBC Branch/Center" means the CIBC branch or banking installment Loan. center noted on the first page of this Agreement, as changed from time to time by agreement between parties.

  Non-revolving Loans. Unless otherwise stated in the Letter,

  Any installment Loan is non-revolving. This means that any principal "Credit" means any credit referred to in the Letter, and if

  Payment made permanently reduces the available Loan Amount. there are two or more parts to a Credit, "Credit" includes

  Any payment we receive is applied first to the overdue interest, then to reference to each part.

  Current interest owing, then to overdue principal, then to any fees

  And charges owing, and finally to current principal. "Credit Limit" of any credit means the amount specified in the Letter as its Credit Limit, and if there

  Floating Rate Installment Loans. Floating Rate Installment are two or more parts to a Credit, "Credit Limit"

Loans may have either (i) blended payments or (ii) payments of fixed includes reference to each part.

Principal amounts, plus interest, as described below.

"Default Interest Rate", unless otherwise defined in

  Blended payments. If you have a Floating Rate Loan that the Letter, means the Standard Overdraft Rate.

Has blended payments, the amount of your monthly payment

"Demand installment Loan" means an Installment Loan that is

payable upon demand. Such a Loan may be either at a fixed or a floating rate of interest.

" Fixed Rate Installment Loan" means an installment Loan that is also a Fixed Rate Loan.

"Fixed Rate Loan" means any loan drawn down, converted or

extended under a Credit at an interest rate which was fixed for a term, instead of referenced to a variable rate such as the Prime Rate or U.S. Base Rate, at the time of such drawdown, conversion or extension. For purposes of certainty, a Fixed Rate Loan includes a

LIBOR Loan.

"Floating Rate Installment Loan" means either an installment Loan that is either a Prime Rate Loan or a Base Rate Loan.

"Installment Loan" means a loan that is repayable either in fixed installments of principal, plus interest, or in blended installments of both principal and interest. A Demand Installment Loan is repayable on demand. A Committed Installment Loan is repayable only upon the occurrence of an Event of Default.

"Letter" means the letter agreement between you and CIBC to

which this Schedule and any other Schedules are attached.

"Money Market Instruments" means instruments such as GIC's

bankers' acceptances, T-Bills, etc.

"Negotiable Securities" means securities traded on a publicly recognized securities exchange in Canada ot the United States, each of which has a value at all times greater than the minimum value from time to time specified by us.

"Operating Account" means the account that you normally use for the day-to-day cash needs of your business, and may be either or both of a Canadian dollar and a U.S. dollar account.

" Prime Rate" means the variable reference rate of interest per year declared by CIBC from time to time to be its prime rate for Canadian dollar loans made by CIBC in Canada.

"Prime Rate Loan" means a Canadian dollar loan on which Interest is calculated by reference to Prime Rate.

" Standard Overdraft Rate" means the variable reference interest rate per year declared by CIBC from time to time to be its standard overdraft rate on the overdrafts in Canadian or U. S. dollar accounts maintained with CIBC in Canada.